                                       AMERICAN SKANDIA ADVISOR FUNDS, INC.
                                              SUB-ADVISORY AGREEMENT
                                              ----------------------

THIS AGREEMENT is between American Skandia Investment  Services,  Incorporated (the "Investment  Manager") and Fred
Alger Management, Inc. (the "Sub-Adviser").

                                                W I T N E S S E T H
                                                - - - - - - - - - -

WHEREAS,  American  Skandia  Advisor Funds,  Inc. (the "Company") is a Maryland  corporation  organized with one or more series of shares and is registered as an open-end  management  investment company under the Investment Company
Act of 1940, as amended (the "ICA"); and

WHEREAS,  the Investment  Manager and the Sub-Adviser each is an investment adviser registered under the Investment
Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS,  the Board of Directors  of the Company (the  "Directors")  has engaged the  Investment  Manager to act as investment  manager for the ASAF Alger  All-Cap  Growth Fund (the  "Fund"),  one series of the  Company,  under the terms of a management agreement with the Company, dated September 11, 2000 (the "Management Agreement"); and

WHEREAS,  the Investment Manager,  acting pursuant to the Management  Agreement,  wishes to engage the Sub-Adviser, and the  Directors  have  approved  the  engagement  of the  Sub-Adviser,  to provide  investment  advice and other investment services set forth below.

NOW, THEREFORE, the Investment Manager and the Sub-Adviser agree as follows:

1.       Investment  Services.  The Sub-Adviser  will formulate and implement a continuous  investment  program for
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the Fund conforming to the investment  objective,  investment policies and restrictions of the Fund as set forth in the  Prospectus and Statement of Additional  Information  of the Company as in effect from time to time  (together, the  "Registration  Statement"),  the  Articles of  Incorporation  and By-laws of the Company,  and any  investment guidelines or other  instructions  received by the Sub-Adviser in writing from the Investment  Manager from time to time.  Any  amendments to the foregoing  documents  will not be deemed  effective  with respect to the  Sub-Adviser until the  Sub-Adviser's  receipt  thereof.  The  appropriate  officers and  employees of the  Sub-Adviser  will be available to consult with the  Investment  Manager,  the Company and the  Directors  at  reasonable  times and upon reasonable  notice  concerning  the business of the  Company,  including  valuations  of  securities  which are not registered for public sale, not traded on any  securities  market or otherwise may be deemed  illiquid for purposes of the ICA;  provided it is understood  that the  Sub-Adviser  is not  responsible  for daily pricing of the Fund's assets.

         Subject  to the  supervision  and  control  of the  Investment  Manager,  which in turn is  subject to the supervision  and control of the  Directors,  the  Sub-Adviser in its  discretion  will determine  which issuers and securities  will be  purchased,  held,  sold or  exchanged  by the  Fund or  otherwise  represented  in the  Fund's investment  portfolio  from time to time and,  subject to the  provisions  of paragraph 3 of this  Agreement,  will place orders with and give  instructions to brokers,  dealers and others for all such  transactions  and cause such transactions  to be executed.  Custody of the Fund will be maintained  by a custodian  bank (the  "Custodian")  and the  Investment  Manager  will  authorize  the  Custodian  to honor  orders and  instructions  by  employees of the
Sub-Adviser  designated  by the  Sub-Adviser  to settle  transactions  in  respect  of the Fund.  No assets  may be withdrawn  from the Fund other than for  settlement of  transactions  on behalf of the Fund except upon the written authorization  of appropriate  officers of the Company who shall have been certified as such by proper  authorities of the Company prior to the withdrawal.

         The  Sub-Adviser  will not be responsible for the provision of  administrative,  bookkeeping or accounting services to the Fund except as specifically  provided herein,  as required by the ICA or the Advisers Act or as may be necessary for the  Sub-Adviser  to supply to the Investment  Manager,  the Fund or the Fund's  shareholders  the information  reasonably  required to be provided by the Sub-Adviser  hereunder.  Any records  maintained  hereunder shall be the property of the Fund and surrendered promptly upon request.

         In  furnishing  the  services  under this  Agreement,  the  Sub-Adviser  will comply with and use its best efforts  to  enable  the Fund to  conform  to the  requirements  of:  (i) the ICA and the  regulations  promulgated thereunder;  (ii)  Subchapter M of the Internal  Revenue Code and the  regulations  promulgated  thereunder;  (iii)
other  applicable  provisions  of state or federal  law;  (iv) the  Articles  of  Incorporation  and By-laws of the
Company;  (v) policies and  determinations of the Company and the Investment Manager provided to the Sub-Adviser in writing; (vi) the fundamental and non-fundamental  investment policies and restrictions  applicable to the Fund, as set out in the  Registration  Statement of the Company in effect,  or as such investment  policies and restrictions from time to time may be amended by the Fund's  shareholders  or the Directors and  communicated to the Sub-Adviser in writing;  (vii) the Registration  Statement;  and (viii) investment guidelines or other instructions received in writing from the Investment Manager.  Notwithstanding  the foregoing,  the Sub-Adviser shall have no responsibility to monitor  compliance with  limitations or restrictions for which  information from the Investment  Manager or its authorized  agents  is  required  to enable  the  Sub-Adviser  to  monitor  compliance  with  such  limitations  or restrictions  unless such  information is provided to the Sub-adviser in writing.  The Sub-Adviser  shall supervise and monitor the activities of its  representatives,  personnel and agents in connection with the investment program of the Fund.

         Nothing in this  Agreement  shall be implied  to  prevent  the  Investment  Manager  from  engaging  other sub-advisers  to  provide  investment  advice  and other  services  to the Fund or to series or  portfolios  of the
Company for which the  Sub-Adviser  does not provide  such  services,  or to prevent the  Investment  Manager  from providing such services itself in relation to the Fund or such other series or portfolios.

         The  Sub-Adviser  shall be responsible  for the  preparation  and filing of Schedule 13-G and Form 13-F on reflecting  the Fund's  securities  holdings.  The  Sub-Adviser  shall not be  responsible  for the  preparation or filing of any other reports  required of the Fund by any  governmental  or regulatory  agency,  except as expressly agreed in writing.

2.       Investment Advisory  Facilities.  The Sub-Adviser,  at its expense,  will furnish all necessary investment
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facilities, including salaries of personnel, required for it to execute its duties hereunder.

3.       Execution of Fund  Transactions.  In connection with the investment and  reinvestment of the assets of the
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Fund,  the  Sub-Adviser  is  responsible  for  the  selection  of  broker-dealers  to  execute  purchase  and  sale transactions  for the Fund in  conformity  with the policy  regarding  brokerage  as set forth in the  Registration
Statement,  or as the  Directors  may  determine  from  time  to  time,  as well as the  negotiation  of  brokerage commission  rates with such  executing  broker-dealers.  Generally,  the  Sub-Adviser's  primary  consideration  in placing  Fund  investment  transactions  with  broker-dealers  for  execution  will be to obtain,  and maintain the availability of, best execution at the best available price.

         Consistent with this policy,  the  Sub-Adviser,  in selecting  broker-dealers  and  negotiating  brokerage commission  rates,  will take all relevant  factors  into  consideration,  including,  but not limited to: the best price  available;  the  reliability,  integrity  and  financial  condition  of the  broker-dealer;  the size of and difficulty  in  executing  the  order;  and the value of the  expected  contribution  of the  broker-dealer  to the investment  performance  of the  Fund on a  continuing  basis.  Subject  to such  policies  and  procedures  as the
Directors may determine,  the Sub-Adviser  shall have  discretion to effect  investment  transactions  for the Fund through broker-dealers  (including,  to the extent permissible under applicable law, broker-dealers affiliated with the  Sub-Adviser)  qualified to obtain best execution of such  transactions  who provide  brokerage and/or research services,  as such  services are defined in section 28(e) of the  Securities  Exchange Act of 1934, as amended (the
"1934  Act"),  and to cause the Fund to pay any such  broker-dealers  an  amount  of  commission  for  effecting  a portfolio  investment  transaction in excess of the amount of commission another  broker-dealer  would have charged for  effecting  that  transaction,  if the  Sub-Adviser  determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research  services provided by such  broker-dealer,  viewed in terms of either that  particular  investment  transaction or the  Sub-Adviser's  overall  responsibilities  with respect to the Fund and other accounts as to which the Sub-Adviser  exercises  investment  discretion (as such term is defined in section  3(a)(35) of the 1934 Act).  Allocation of orders placed by the  Sub-Adviser on behalf of the
Fund to such  broker-dealers  shall be in such amounts and proportions as the  Sub-Adviser  shall determine in good faith in conformity with its  responsibilities  under applicable laws, rules and regulations.  The Sub-Adviser will submit reports on such allocations to the Investment  Manager  regularly as reasonably  requested by the Investment
Manager,  in such form as may be mutually agreed to by the parties hereto,  indicating the  broker-dealers  to whom such allocations have been made and the basis therefor.

         Subject to the  foregoing  provisions of this  paragraph 3, the  Sub-Adviser  may also  consider  sales of shares of the Fund, or may consider or follow  recommendations  of the Investment Manager that take such sales into
account,   as  factors  in  the  selection  of  broker-dealers  to  effect  the  Fund's  investment   transactions.
Notwithstanding  the above,  nothing shall require the Sub-Adviser to use a broker-dealer  which provides  research services or to use a particular broker-dealer which the Investment Manager has recommended.

4.       Reports by the Sub-Adviser.  The Sub-Adviser shall furnish the Investment  Manager monthly,  quarterly and
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annual  reports,   as  may  reasonably  be  requested  by  the  Investment  Manager  concerning  the  transactions, performance,  and  compliance  of the Fund so that the  Investment  Manager may review such matters and discuss the management of the Fund.  The  Sub-Adviser  shall permit the books and records  maintained  with respect to the Fund to be inspected and audited by the Company,  the Investment  Manager or their  respective  agents at all reasonable times during normal  business hours upon  reasonable  notice.  The Sub-Adviser  shall  immediately  notify both the
Investment  Manager  and the  Company  of any  legal  process  served  upon it in  connection  with its  activities hereunder,  including  any  legal  process  served  upon it on behalf of the  Investment  Manager,  the Fund or the
Company.  The  Sub-Adviser  shall  promptly  notify the  Investment  Manager of (1) any changes in any  information regarding  the  Sub-Adviser  or the  investment  program for the Fund  required to be  disclosed  in the  Company's
Registration  Statement,  or (2) any  violation  of any  requirement,  provision,  policy or  restriction  that the
Sub-advisor is required to comply with under Section 1 of this Agreement.

5.       Compensation  of the  Sub-Adviser.  The amount of the  compensation  to the  Sub-Adviser is computed at an
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annual rate.  The fee shall be payable  monthly in arrears,  based on the average  daily net assets of the Fund for each month, at the annual rate set forth in Exhibit A to this Agreement.

         In  computing  the fee to be paid to the  Sub-Adviser,  the net asset value of the Fund shall be valued as set forth in the Registration  Statement.  If this Agreement is terminated,  the payment  described herein shall be prorated to the date of termination.

         The  Investment  Manager and the  Sub-Adviser  shall not be  considered as partners or  participants  in a joint  venture.  The  Sub-Adviser  will pay its own  expenses  for the  services  to be  provided  pursuant to this
Agreement  and will not be  obligated  to pay any  expenses of the  Investment  Manager,  the Fund or the  Company.
Except as otherwise  specifically  provided herein,  the Investment  Manager,  the Fund and the Company will not be obligated to pay any expenses of the Sub-Adviser.

6.       Delivery of Documents to the  Sub-Adviser.  The  Investment  Manager has  furnished the  Sub-Adviser  with
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true, correct and complete copies of each of the following documents:

         (a)      The Articles of Incorporation of the Company, as in effect on the date hereof;

         (b)      The By-laws of the Company, as in effect on the date hereof;

         (c)      The  resolutions  of the Directors  approving  the  engagement  of the  Sub-Adviser  as portfolio manager of the Fund and approving the form of this Agreement;

         (d)      The resolutions of the Directors  selecting the Investment  Manager as investment  manager to the
                  Fund and approving the form of the Management Agreement;

         (e)      The Management Agreement;

         (f)      The Code of  Ethics  of the  Company  and of the  Investment  Manager,  as in  effect on the date hereof; and

         (g)      A list of companies the securities of which are not to be bought or sold for the Fund.

         The Investment  Manager will furnish the Sub-Adviser from time to time with copies,  properly certified or otherwise  authenticated,  of all  amendments  of or  supplements  to the  foregoing,  if any.  Such  amendments or supplements  as to items (a) through (f) above will be provided  within 30 days of the time such  materials  become available to the  Investment  Manager.  Such  amendments or  supplements  as to item (g) above will be provided not later than the end of the business day next following the date such  amendments or supplements  become known to the
Investment  Manager.  Any amendments or  supplements to the foregoing will not be deemed  effective with respect to the  Sub-Adviser  until the  Sub-Adviser's  receipt  thereof.  The Investment  Manager will provide such additional information as the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder.

7.       Delivery of Documents to the Investment  Manager.  The  Sub-Adviser  has furnished the Investment  Manager
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with true, correct and complete copies of each of the following documents:

         (a)      The  Sub-Adviser's  Form ADV as filed with the Securities and Exchange  Commission as of the date hereof;

         (b)      The Sub-Adviser's most recent balance sheet;

         (c)      Separate lists of persons who the  Sub-Adviser  wishes to have  authorized to give written and/or oral instructions to Custodians of Company assets for the Fund; and

         (d)      The Code of Ethics of the Sub-Adviser, as in effect on the date hereof.

         The Sub-Adviser will furnish the Investment  Manager from time to time with copies,  properly certified or otherwise  authenticated,  of all  amendments  of or  supplements  to the  foregoing,  if any.  Such  amendments or supplements will be provided within 30 days of the time such materials  become  available to the  Sub-Adviser.  Any amendments or  supplements to the foregoing  will not be deemed  effective  with respect to the Investment  Manager until the  Investment  Manager's  receipt  thereof.  The  Sub-Adviser  will provide  additional  information as the
Investment  Manager may reasonably  request in connection  with the  Sub-Adviser's  performance of its duties under this Agreement.

8.       Confidential  Treatment.  The parties hereto  understand that any information or  recommendation  supplied
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by the  Sub-Adviser  in  connection  with  the  performance  of its  obligations  hereunder  is to be  regarded  as confidential  and for use only by the Investment  Manager,  the Company or such persons the Investment  Manager may designate  in  connection  with the  Fund.  The  parties  also  understand  that any  information  supplied  to the
Sub-Adviser in connection  with the  performance of its obligations  hereunder,  particularly,  but not limited to, any list of  securities  which may not be bought or sold for the Fund,  is to be regarded as  confidential  and for use only by the  Sub-Adviser in connection with its obligation to provide  investment  advice and other services to the Fund.

9.       Representations  of the Parties.  Each party hereto hereby  further  represents  and warrants to the other
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that:  (i) it is  registered  as an  investment  adviser under the Advisers Act and is registered or licensed as an investment  adviser under the laws of all  jurisdictions in which its activities  require it to be so registered or licensed;  and (ii) it will use its  reasonable  best  efforts to  maintain  each such  registration  or license in effect at all times during the term of this  Agreement;  and (iii) it will  promptly  notify the other if it ceases to be so  registered,  if its  registration  is suspended  for any reason,  or if it is notified by any  regulatory organization  or court of  competent  jurisdiction  that it should  show cause why its  registration  should not be suspended  or  terminated;  and  (iv) it is duly  authorized  to enter  into  this  Agreement  and to  perform  its obligations hereunder.

         The  Sub-Adviser  further  represents that it has adopted a written Code of Ethics in compliance with Rule
17j-1(b)  of the ICA.  The  Sub-Adviser  shall be subject  to such Code of Ethics,  and shall not be subject to any other Code of Ethics,  including  the  Investment  Manager's  Code of Ethics,  unless  specifically  adopted by the
Sub-Adviser.  The Investment  Manager further  represents and warrants to the Sub-Adviser  that (i) the appointment of the  Sub-Adviser by the Investment  Manager has been duly  authorized and (ii) it has acted and will continue to act in connection with the  transactions  contemplated  hereby,  and the transactions  contemplated  hereby are, in conformity with the ICA, the Company's governing documents and other applicable law.

10.      Liability.  In the absence of wilful  misfeasance,  bad faith,  gross negligence or reckless disregard for
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its obligations  hereunder,  the Sub-Adviser shall not be liable to the Company,  the Fund, the Fund's shareholders or the  Investment  Manager for any act or omission  resulting in any loss suffered by the Company,  the Fund,  the
Fund's  shareholders or the Investment  Manager in connection with any service to be provided  herein.  The Federal laws impose  responsibilities under certain circumstances on persons who act in good faith, and therefore,  nothing herein  shall in any way  constitute  a waiver or  limitation  of any  rights  which the  Company,  the Fund or the
Investment Manager may have under applicable law.

11.      Other  Activities of the  Sub-Adviser.  The Investment  Manager agrees that the Sub-Adviser and any of its
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partners or  employees,  and persons  affiliated  with the  Sub-Adviser  or with any such partner or employee,  may render  investment  management or advisory  services to other investors and  institutions,  and that such investors and  institutions  may own,  purchase or sell,  securities  or other  interests  in property  that are the same as, similar  to,  or  different  from  those  which are  selected  for  purchase,  holding  or sale for the  Fund.  The
Investment  Manager  further  acknowledges  that the  Sub-Adviser in all respects shall be free to take action with respect  to  investments  in  securities  or other  interests  in  property  that are the same as,  similar  to, or different  from those  selected for purchase,  holding or sale for the Fund.  The  Investment  Manager  understands that the  Sub-Adviser  shall not favor or  disfavor  any of the  Sub-Adviser's  clients  or class of clients in the allocation of investment  opportunities,  so that to the extent  practical,  such  opportunities  will be allocated among the  Sub-Adviser's  clients over a period of time on a fair and equitable  basis.  Nothing in this  Agreement shall impose upon the  Sub-Adviser  any  obligation (i) to purchase or sell, or recommend for purchase or sale, for the Fund any security  which the  Sub-Adviser,  its partners,  affiliates or employees may purchase or sell for the
Sub-Adviser  or such  partner's,  affiliate's  or employee's own accounts or for the account of any other client of the  Sub-Adviser,  advisory or  otherwise,  or (ii) to abstain  from the  purchase or sale of any  security for the
Sub-Adviser's  other clients,  advisory or otherwise,  which the Investment Manager has placed on the list provided pursuant to paragraph 6(g) of this Agreement.

12.      Continuance  and  Termination.  This Agreement shall remain in full force and effect for one year from the
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date hereof,  and is renewable  annually  thereafter by specific approval of the Directors or by vote of a majority of the  outstanding  voting  securities  of the Fund.  Any such renewal shall be approved by the vote of a majority of the Directors who are not  interested  persons under the ICA, cast in person at a meeting called for the purpose of voting  on such  renewal.  This  Agreement  may be  terminated  without  penalty  at any time by the  Investment
Manager or the Sub-Adviser upon 60 days written notice,  and will  automatically  terminate in the event of (i) its
"assignment" by either party to this Agreement,  as such term is defined in the ICA,  subject to such exemptions as may be granted by the Securities and Exchange  Commission by rule,  regulation or order,  or (ii) upon  termination of the Management Agreement, provided the Sub-Adviser has received prior written notice thereof.

13.      Notification.  The Sub-Adviser  will notify the Investment  Manager within a reasonable time of any change
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in the personnel of the Sub-Adviser with  responsibility  for making  investment  decisions in relation to the Fund
(the "Portfolio  Manager(s)") or who have been  authorized to give  instructions to the Custodian.  The Sub-adviser shall be responsible for reasonable  out-of-pocket costs and expenses incurred by the Investment Manager,  the Fund or the Company to amend or supplement the Company's  prospectus to reflect a change the in Portfolio  Manager(s) or otherwise to comply with the ICA, the Securities  Act of 1933, as amended (the "1933 Act") or any other  applicable statute,  law, rule or regulation,  as a result of such change;  provided,  however, that the Sub-Adviser shall not be responsible  for such costs and expenses where the change in Portfolio  Manager(s)  reflects the  termination of employment of the Portfolio  Manager(s)  with the  Sub-Adviser  and its affiliates or is the result of a request by the Investment Manager or is due to other circumstances beyond the Sub-Adviser's control.

         Any notice,  instruction or other  communication  required or  contemplated  by this Agreement shall be in writing.  All such  communications  shall be  addressed to the  recipient at the address set forth below,  provided that either party may, by notice, designate a different recipient and/or address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention:  John Birch
                           Senior Vice President & Chief Operating Officer

Sub-Adviser:               Fred Alger Management, Inc.
                           30 Montgomery Street
                           Jersey City, New Jersey 07302
                           Attention: Gregory S. Duch
                           Executive Vice President

Company:          American Skandia Advisor Funds, Inc.
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Edward P. Macdonald, Esq.

14.      Indemnification.  The  Sub-Adviser  agrees to indemnify  and hold  harmless the  Investment  Manager,  any
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affiliated  person  within the  meaning  of Section  2(a)(3) of the ICA  ("affiliated  person")  of the  Investment
Manager  and each  person,  if any who,  within the meaning of Section 15 of the 1933 Act,  controls  ("controlling person")  the  Investment  Manager,  against  any  and all  losses,  claims,  damages,  liabilities  or  litigation
(including  reasonable  legal and other  expenses),  to which the Investment  Manager or such affiliated  person or controlling  person of the  Investment  Manager may become  subject  under the 1933 Act, the ICA, the Advisers Act, under any other  statute,  law, rule or regulation  at common law or  otherwise,  arising out of the  Sub-Adviser's responsibilities  hereunder  (1) to the extent of and as a result of the  wilful  misconduct,  bad faith,  or gross negligence by the Sub-Adviser,  any of the Sub-Adviser's  employees or  representatives  or any affiliate of or any person  acting  on  behalf of the  Sub-Adviser,  or (2) as a result  of any  untrue  statement  or  alleged  untrue statement of a material fact  contained in the  Registration  Statement,  including  any  amendment  thereof or any supplement  thereto,  or the omission or alleged  omission to state  therein a material  fact required to be stated
therein or  necessary to make the  statement  therein not  misleading,  if such a statement or omission was made in reliance upon and in conformity with written  information  furnished by the Sub-Adviser to the Investment  Manager, the Fund, the Company or any affiliated  person of the Investment  Manager,  the Fund or the Company or upon verbal information  confirmed by the  Sub-Adviser in writing,  or (3) to the extent of, and as a result of, the failure of the  Sub-Adviser  to  execute,  or  cause  to be  executed,  portfolio  investment  transactions  according  to the requirements  of the  ICA;  provided,  however,  that in no case is the  Sub-Adviser's  indemnity  in  favor of the
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Investment  Manager or any  affiliated  person or controlling  person of the  Investment  Manager deemed to protect such  person  against  any  liability  to which any such  person  would  otherwise  be  subject by reason of wilful misconduct,  bad faith or gross negligence in the performance of its duties or by reason of its reckless  disregard of its obligations and duties under this Agreement.

         The Investment  Manager agrees to indemnify and hold harmless the  Sub-Adviser,  any affiliated  person of the  Sub-Adviser  and each  controlling  person of the  Sub-Adviser,  if any,  against any and all losses,  claims, damages,  liabilities or litigation  (including  reasonable legal and other expenses),  to which the Sub-Adviser or such  affiliated  person or controlling  person of the  Sub-Adviser may become subject under the 1933 Act, the ICA, the Advisers Act, under any other  statute,  law, rule or  regulation,  at common law or otherwise,  arising out of the Investment  Manager's  responsibilities  as investment manager of the Fund (1) to the extent of and as a result of the wilful  misconduct,  bad  faith,  or gross  negligence  by the  Investment  Manager,  any of the  Investment
Manager's  employees  or  representatives  or any  affiliate  of or any person  acting on behalf of the  Investment
Manager,  or (2) as a result of any untrue  statement or alleged  untrue  statement of a material fact contained in the Registration  Statement,  including any amendment thereof or any supplement  thereto or the omission or alleged omission  to state  therein a material  fact  required  to be stated  therein or  necessary  to make the  statement therein not  misleading,  if such a statement  or omission was made other than in reliance  upon and in  conformity with written  information  furnished by the Sub-Adviser,  or any affiliated person of the Sub-Adviser or other than upon verbal  information  confirmed  by the  Sub-Adviser  in  writing;  provided,  however,  that in no case is the
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Investment  Manager's  indemnity in favor of the Sub-Adviser or any affiliated person or controlling  person of the
Sub-Adviser  deemed to protect  such person  against any  liability  to which any such person  would  otherwise  be subject  by reason of wilful  misconduct,  bad faith or gross  negligence  in the  performance  of its duties or by reason of its  reckless  disregard  of its  obligations  and duties  under this  Agreement.  It is agreed  that the
Investment  Manager's  indemnification  obligations  under  this  Section  14 will  extend  to  expenses  and costs
(including  reasonable  attorneys  fees) incurred by the  Sub-Adviser as a result of any litigation  brought by the
Investment  Manager  alleging  the  Sub-Adviser's  failure  to  perform  its  obligations  and duties in the manner required under this Agreement unless judgment is rendered for the Investment Manager.

15.      Conflict of Laws.  The provisions of this Agreement  shall be subject to all  applicable  statutes,  laws,
         ----------------
rules  and  regulations,  including,  without  limitation,  the  applicable  provisions  of the ICA and  rules  and regulations  promulgated  thereunder.  To the extent that any provision  contained  herein  conflicts with any such applicable  provision of law or regulation,  the latter shall  control.  The terms and provisions of this Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions of the ICA.

16.      Amendments,  Waivers, etc. Provisions of this Agreement may be changed,  waived,  discharged or terminated
         --------------------------
only by an instrument in writing  signed by the party against which  enforcement of the change,  waiver,  discharge or  termination  is  sought.  This  Agreement  (including  Exhibit A hereto)  may be amended at any time by written mutual consent of the parties,  subject to the  requirements of the ICA and rules and  regulations  promulgated and orders granted thereunder.

17.      Governing  State Law. This  Agreement is made under,  and shall be governed by and construed in accordance
         --------------------
with, the laws of the State of Connecticut.

18.      Severability.  Each  provision of this  Agreement is intended to be  severable.  If any  provision of this
         ------------
Agreement is held to be illegal or made invalid by court decision,  statute, rule or otherwise,  such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this agreement is December 10, 2001.

FOR THE INVESTMENT MANAGER:                                   FOR THE SUB-ADVISER:

___________________________________                            ___________________________________
John Birch                                                      Gregory S. Duch
Senior Vice President & Chief Operating Officer             Executive Vice President

Date:    ____________________________                                  Date:    ____________________________

Attest:  ____________________________                                  Attest:  ____________________________

                                       American Skandia Advisor Funds, Inc.
                                          ASAF Alger All-Cap Growth Fund
                                              Sub-Advisory Agreement

                                                     EXHIBIT A
                                                     ---------

         An annual rate equal to the following percentages of the combined average daily net assets of the Fund and all series of American Skandia Trust that are managed by the Sub-Adviser: .40% of the portion of the combined average daily net assets not in excess of $500 million; plus .35% of the portion over $500 million but not in excess of $1 billion; plus .30% of the portion over $1 billion but not in excess of $1.5 billion; plus .25% of the portion in excess of  $1.5 billion.